Exhibit 10.2

June 7, 2012

SPX Corporation

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

Attention:  Treasurer and Chief Financial Officer

Facsimile: 704-752-7487

Re:                               Amendment to Waiver

Ladies and Gentlemen:

Reference is made to that certain Waiver dated as of February 8, 2012 (the “Waiver”) by and between SPX Corporation, a Delaware corporation (the “Parent Borrower”) and Bank of America, N.A., in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement dated as of June 30, 2011 (as amended, restated, supplemented or otherwise modified from time to time) among the Parent Borrower, the Foreign Subsidiary Borrowers from time to time parties thereto, the Lenders from time to time parties thereto, and the Administrative Agent.   Capitalized terms used in this letter agreement but not defined herein shall have the meanings given to them in the Waiver.

Pursuant to your request, we hereby agree with you to amend Section 3 of the Waiver in its entirety to read as follows:

3.             Waiver of Compliance by the Parent Borrower with Respect to the Service Solutions Entities.  Pursuant to Section 5.11(a) of the Credit Agreement, the Administrative Agent hereby waives compliance with Section 5.11(a) of the Credit Agreement by the Parent Borrower and the Guarantee and Collateral Agreement (including with respect to such Service Solutions Entities becoming Guarantors or Grantors and the Capital Stock of such Service Solutions Entities being pledged), in each case with respect to the Service Solutions Entities through and including October 2, 2012; provided that this Waiver shall become null and void upon termination or expiration of the Sale Agreement, at which time the Parent Borrower shall cause the Service Solutions Entities either to (a) comply with the provisions of Section 5.11(a) within thirty (30) days of such termination or expiration or (b) be dissolved or merged into existing Loan Parties.

Except as expressly modified and amended in this letter agreement, all of the terms, provisions and conditions of the Waiver shall remain unchanged and in full force and effect.

This letter agreement may be executed in any number of counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.  Any signature pages of this letter agreement transmitted by fax or PDF will have the same legal effect as an originally executed signature page. THIS LETTER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, please sign and return this letter agreement to us.

Very truly yours,

BANK OF AMERICA, N.A.,
as Administrative Agent

		By:	/s/ Mollie S. Canup
		Name:	Mollie S. Canup
		Title:	Vice President

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

SPX CORPORATION,
a Delaware corporation

By:	/s/ Patrick J. O’Leary
Name:	Patrick J. O’Leary
Title: [Executive Vice President,
Treasurer and Chief Financial Officer]

SPX Corporation

AMENDMENT TO WAIVER